Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Lion Copper and Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common shares, without par value	457(h)	17,160,000(2)	$0.06(3)	$1,029,600.00	$0.00015310	$157.63
Equity	Common shares, without par value	457(c) and 457(h)	18,467,004(4)	$0.0544(5)	$1,004,605.02	$0.00015310	$153.81
Total Offering Amounts					$2,034,205.02		$311.44
Total Fee Offsets							$ -0-
Net Fee Due							$311.44

(1) Consists of common shares of Lion Copper and Gold Corp. (the "Registrant") to be issued or delivered on exercise of stock options under the Registrant's 2024 Stock Option Plan. Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) These shares are reserved for issuance upon the exercise of outstanding stock options previously granted under the 2024 Stock Option Plan.

(3) As required by Rule 457(h) under the Securities Act, this amount is based on the U.S. dollar exercise price of options that have previously been granted under the 2024 Stock Option Plan.

(4) These shares are reserved for issuance upon the exercise of stock options that may be granted in the future under the 2024 Stock Option Plan.

(5) Estimated solely for the purpose of determining, in accordance with Rules 457(c) and 457(h) under the Securities Act, the amount of the applicable registration fee for common shares reserved for issuance upon the exercise of options not yet granted under the Registrant's 2024 Stock Option Plan, and based upon the average of the high and low trading prices for the Registrant's common shares as reported on the OTCQB on January 10, 2025.

Table 2: Fee Offset Claims and Sources

Not Applicable.

Table 3: Combined Prospectuses

Not Applicable.